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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Consulting Agreement dated as of October 22, 2003 by and between Military Resale Group, Inc. and Vintage Filings, LLC of our report dated February 18, 2002 (except for Note 5 and 19 as to which the date is May 1, 2003) included in Military Resale Group, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002.



                                                /s/ Michael Johnson & Co., LLC

Denver, Colorado
November 4, 2003